Exhibit 99.1

TowerBrook and Further Global Receive Regulatory Approval for Acquisition of ProSight and Appoint Jonathan Ritz as CEO

NEW YORK, LONDON, and MORRISTOWN, NJ – July 30, 2021 – TowerBrook Capital Partners L.P. (“TowerBrook”), an international investment management firm, and Further Global Capital Management (“Further Global”), a private equity firm focused on the financial services industry, announced that they have received all requisite regulatory approvals, including approvals from the New York State Department of Financial Services and the Arizona Department of Insurance and Financial Institutions, to complete the previously announced acquisition of ProSight Global, Inc. (“ProSight”), a domestic specialty insurance holding company. The acquisition is anticipated to close on or about August 4, 2021, pending satisfaction of customary closing conditions.

Concurrently with the transaction close, Jonathan Ritz will assume the role of CEO of ProSight. He joins after previously serving as President of Aspen Insurance Holdings Limited, Chief Operating Officer of Validus Holdings Limited, and Chief Executive Officer of Validus Specialty.

The acquisition brings together ProSight’s underwriting innovation with TowerBrook and Further Global’s demonstrated success investing in the insurance and financial services industries.

About ProSight Global, Inc.

Founded in 2009 and headquartered in Morristown, New Jersey, ProSight is an innovative property and casualty insurance company, providing a wide range of property and liability solutions to customers across the United States. The diverse offerings include products and services that help businesses protect their assets, manage risks, and provide financial security. ProSight is rated “A-” (Excellent) by A.M. Best. To learn more about ProSight visit www.prosightspecialty.com.

About TowerBrook

TowerBrook Capital Partners L.P. is an investment management firm that has raised in excess of $17.4 billion to date and has a history of creating value for investors. The firm is co-headquartered in New York and London and focuses on making investments in companies headquartered in North America and Europe. TowerBrook’s private equity strategy primarily pursues control-oriented investments in large and mid-market companies, principally on a proprietary basis and often in situations characterised by complexity. TowerBrook’s structured opportunities strategy allows access to a broad array of opportunities, principally via structured asset and structured equity investments, enabling investment companies to access funding and expertise to support growth without ceding control. TowerBrook is a certified B Corporation. B Corporation certification is administered by the non-profit B Lab organisation and is awarded to companies that demonstrate leadership in their commitment to environmental, social and governance (ESG) standards and responsible business practices. For more information, please visit www.towerbrook.com.

About Further Global Capital Management

Further Global Capital Management is an employee-owned private equity firm that makes investments in businesses within the financial services industry. Further Global seeks to be a true partner with the management teams with whom it invests with an objective to be the “Capital Partner of Choice” to the industry. Further Global seeks out situations in which its extensive network, operational expertise and capital can drive significant value. Further Global has offices in New York and Toronto with broad support from its network of senior advisors and operating partners. For more information, please visit www.furtherglobal.com.

Media Contacts

TowerBrook:

Brunswick Group

Blake Sonnenshein / Alex Yankus

917.818.5204

towerbrookcapital@brunswickgroup.com

ProSight:

Ric Victores

818.230.8216

rvictores@prosightspecialty.com

FORWARD-LOOKING STATEMENTS

This press release may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of ProSight and certain plans and objectives of the Board of Directors of the company. All statements other than statements of historical or current facts included in this press release are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon the company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the proposed transaction including, but not limited to: the expected timing and likelihood of completion of the pending merger transaction or the reinsurance transaction; potential legal proceedings that may be instituted against ProSight following announcement of the transaction; the state of the credit markets generally and the availability of financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties may not be able to satisfy the conditions to the pending transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the pending transaction could have adverse effects on the market price of the ProSight’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally. The company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the SEC. Unless indicated otherwise, the terms “ProSight,” and “company” each refer collectively to ProSight and its subsidiaries.